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                          BATTLE MOUNTAIN GOLD COMPANY
                            MARCH 2000 SEVERANCE PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION




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                          BATTLE MOUNTAIN GOLD COMPANY
             MARCH 2000 SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION
                                TABLE OF CONTENTS

I.       INTRODUCTION                                                                            1

II.      DEFINITIONS                                                                             1

         Base Pay                                                                                2
         Company                                                                                 4
         Effective Date                                                                          4
         Eligible Employee                                                                       1
         ERISA                                                                                   5
         Involuntary Termination                                                                 3
         Participating Company(ies)                                                              4
         Plan Administrator                                                                      4
         Regular, Full-Time Employee                                                             1
         Severance Pay                                                                           3
         Termination                                                                             3
         Termination Date                                                                        3
         Termination for Cause                                                                   3
         Voluntary Termination                                                                   4
         Years of Service                                                                        2

III.     SEVERANCE PAY AND PLAN BENEFITS                                                         5

         A.       Eligibility for Severance Pay and Plan Benefits                                5
         B.       Severance Pay                                                                  5
         C.       Other Severance Benefits                                                       7
         D.       Payment and Taxation of Severance Pay                                          8

IV.      THE CLAIMS PROCESS                                                                      8

         A.       Claims for Benefits                                                            8
         B.       Appeal and Review                                                              9

V.       MISCELLANEOUS PROVISIONS                                                                9

         A.       Termination and Changes to the Plan                                            9
         B.       Successors                                                                    10
         C.       Interpretation of the Plan                                                    10
         D.       Construction                                                                  11
         E.       Summary Plan Description                                                      11

VI.      ERISA REQUIRED INFORMATION/

         ADMINISTRATIVE INFORMATION REQUIRED BY ERISA                                           11

VII.     STATEMENT OF ERISA RIGHTS                                                              12

Schedule A                                                                                      14

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                          BATTLE MOUNTAIN GOLD COMPANY

                            MARCH 2000 SEVERANCE PLAN

                          AND SUMMARY PLAN DESCRIPTION

                                I. INTRODUCTION

                  Battle Mountain Gold Company (as hereinafter defined, the "Company") establishes the Battle Mountain Gold Company March 2000 Severance Plan (as hereinafter defined, the "Plan") to assist Eligible Employees (as hereinafter defined) whose employment is terminated under certain circumstances. With respect to such actions, this Plan does not supersede any formal, written agreement between an employee of a Participating Company and the Participating Company with regard to payments to be made upon termination of employment. This Plan is an employee welfare benefit plan as defined in
Section 3(1) of the ERISA. It is not a funded plan; any benefits under the Plan will be paid from the general assets of the Participating Companies. Employees have no right to or interest in any specific assets or accounts of the Participating Companies, even if amounts are credited to the accounts designated to be used for the payment of severance benefits.

                                II. DEFINITIONS

A.       ELIGIBLE EMPLOYEE

                  A Regular, Full-Time Employee of a Participating Company.

B.       REGULAR, FULL-TIME EMPLOYEE

                  An active salaried employee of the Participating Companies whose normal work week is at least thirty-seven and one-half (37 1/2) hours. Regular, Full-Time Employees do not

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

include 1) individuals who are on-call agency or contract employees, 2) individuals who are on leave of absence or other inactive status as of the time of their Termination Date with the Participating Company (other than a legally mandated leave such as including, but not limited to, leaves regulated under the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act, or a leave of absence for an Eligible Employee who is receiving payments under the Battle Mountain Gold Company Long Term Disability Insurance Plan during the first two (2) years of such payments), 3) individuals who are classified on the payroll or personnel records of the Participating Company as hourly paid employees, or whose employment is governed under the terms of a collective bargaining agreement between a Participating Company and a labor organization, or 4) officers of the Participating Company.

C. BASE PAY

                  The regular base salary or wages in effect for the Eligible Employee on his Termination Date. The Eligible Employee's Base Pay shall be determined by annualizing his base salary or wages in effect on his Termination Date.

D. YEARS OF SERVICE

                  Twelve (12) months of uninterrupted, continuous employment with a Participating Company, based on his original date of hire on the payroll or personnel records of the Participating Company. This may include service with a predecessor of the Participating Company, a company acquired by the Participating Company, or the Noranda Group of Companies, as an hourly or salaried employee. For this purpose, credit will be given for partial years of service up to and including the Termination Date. Transfers between Participating Companies and any other subsidiaries of the Company shall not result in a break in continuous employment for this purpose.

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Battle Mountain Gold Company
March 2000 Severance Plan and
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E. SEVERANCE PAY

                  The cash payment made to an Eligible Employee, as further defined under Section III.B. hereunder, based on his Involuntary Termination as defined under Section II.H. hereunder.

F. TERMINATION

                  Termination means that an Eligible Employee is no longer employed by a Participating Company or successor of a Participating Company, or the Noranda Group of Companies.

G. TERMINATION DATE

                  The final date of an Eligible Employee's employment, as is determined by the Participating Company by which the Eligible Employee is employed.

H. INVOLUNTARY TERMINATION

                  Termination of an Eligible Employee's employment with a Participating Company which is not a Termination for Cause or a Voluntary Termination. Further, where an Eligible Employee's Termination is an Involuntary Termination, if the Eligible Employee quits prior to his designated Termination Date, it shall no longer be deemed an Involuntary Termination.

I. TERMINATION FOR CAUSE

                  Termination of an Eligible Employee's employment with a Participating Company which is based on the fact that the Eligible Employee willfully and continually failed to substantially perform his duties with the Participating Company, or willfully engaged in conduct which is demonstrably and substantially injurious to any Participating Company, monetarily or otherwise, or is due to gross and continuous violation of policies of any Participating Company. However, if failure to substantially perform the duties of the position

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

held by the Eligible Employee on his Termination Date is due solely to his incapacity based on disability, which in the sole discretion of the Participating Company qualifies as a justifiable disability hereunder, his termination shall not be deemed a Termination for Cause.

J. VOLUNTARY TERMINATION

                  Termination of an Eligible Employee's employment with a Participating Company which is initiated by the Eligible Employee, or is a result of the Eligible Employee's death, disability, or retirement. A Termination is not a Voluntary Termination (or a Termination for Cause) if the Eligible Employee's rejection of an offer of continued or alternative employment is based on a substantial change in the terms and conditions of such employment, relating to position, duties, wages or benefits, or based on a requirement that the Eligible Employee (without his consent) be based at any place outside a fifty (50)-mile radius of his prior place of employment, except for reasonably required travel on the Company's business.

K. COMPANY

                  Battle Mountain Gold Company, a Nevada corporation, and its successor or successors.

L. PARTICIPATING COMPANY(IES)

                  The Company and, to the extent they adopt the Plan, Battle Mountain Resources, Inc., Battle Mountain Exploration Company, and Battle Mountain Services Company.

M. PLAN ADMINISTRATOR

                  The Company. The Company shall also be the Named Fiduciary under the Plan.

N. EFFECTIVE DATE

                  March 1, 2000.

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

O. ERISA

                  The Employee Retirement Income Security Act of 1974, as subsequently amended.

                      III. SEVERANCE PAY AND PLAN BENEFITS

A. ELIGIBILITY FOR SEVERANCE PAY AND PLAN BENEFITS

                  Severance Pay and Plan benefits shall be payable under the Plan to an Eligible Employee whose Termination is as a result of Involuntary Termination. An Eligible Employee will only receive Severance Pay and other benefits under the Plan if he:

                  1. returns and delivers, by his designated Termination Date, all Company property and materials, and

                  2. executes and delivers his consent to payment under an agreement and release in conformance with the form provided in Schedule A (the "Agreement"), no later than forty-five (45) days after his Termination Date, which consent shall not be revoked within the seven (7) day period following such execution and delivery.

B. SEVERANCE PAY

                  An Eligible Employee who has met the requirements for a benefit pursuant to Section III.A hereof, shall receive Severance Pay in an amount as follows:

                  1. two (2) weeks of Base Pay for an Eligible Employee classified as non-exempt on the personnel records of the Participating Company and whose target incentive award under the Battle Mountain Gold Incentive Bonus Plan is six percent (6%), multiplied by the Eligible Employee's Years of Service, to a

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

                  maximum of fifty-two (52) weeks of Base Pay or, if greater, four (4) weeks of Base Pay; or

                  2. three (3) weeks of Base Pay for an Eligible Employee classified as exempt on the personnel records of the Participating Company and whose target percentage award under the Battle Mountain Gold Incentive Bonus Plan is from seven percent (7%) to fifteen percent (15%), multiplied by the Eligible Employee's Years of Service, to a maximum of fifty-two (52) weeks of Base Pay or, if greater, eight (8) weeks of Base Pay; or

                  3. four (4) weeks of Base Pay for an Eligible Employee classified as exempt on the personnel records of the Participating Company and whose target percentage award under the Battle Mountain Gold Incentive Bonus Plan is from sixteen percent (16%) to thirty-five percent (35%), multiplied by the Eligible Employee's Years of Service, to a maximum of fifty-two (52) weeks of Base Pay or, if greater, twelve (12) weeks of Base Pay.

                  The amount resulting under this Section III.B. will be reduced by the amount of any outstanding debt owed to the Participating Company as of the Eligible Employee's Termination Date and, as to an Eligible Employee who is, on his Termination Date, receiving payments under the Battle Mountain Gold Company Long Term Disability Insurance Plan during the first two
(2) years of such payments, an offset shall be made to the Severance Pay otherwise determined in the amount of the payments expected to be made to him under the Battle Mountain Gold Company Long Term Disability Insurance Plan during the remainder of such first two (2) year period.

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Battle Mountain Gold Company
March 2000 Severance Plan and
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C. SEVERANCE BENEFITS

                  In addition to Severance Pay, benefits under the Plan will be as follows:

                  1. HEALTH COVERAGE. Each Eligible Employee who makes a timely COBRA election to continue group health coverage and is otherwise eligible for such coverage, will receive health (medical and dental) coverage for himself and those dependents covered under the Participating Company's group health plan as of his Termination Date, based on the same premium schedule as is applicable to active employees, until the later of:

                     a. the number of weeks of Severance Pay determined as payable under Section III.B. above, or

                     b. the date the Eligible Employee becomes eligible to be covered by another employer's group health plan.

                     Such coverage is intended to satisfy the requirements
                  for continuation of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), as amended, for the period of time such coverage is provided hereunder, and shall be in lieu of any other continued or extended coverage provided by the Participating Company during such same period.

                  2. LIFE INSURANCE COVERAGE. For as long as Eligible Employee is entitled to receive group health coverage under Section III.C.1. above, group term life insurance, in the amount maintained as of his Termination Date, shall be provided by the Participating Company, under the same requirements for premium payment as was applicable for such coverage during the Eligible Employee's active employment.

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Battle Mountain Gold Company
March 2000 Severance Plan and
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                  3. OUTPLACEMENT SERVICES. Each Eligible Employee shall receive outplacement services of a type and amount as determined by the Company.

D.       PAYMENT AND TAXATION OF SEVERANCE PAY

                  Severance Pay will be paid as a lump sum, and will be mailed to the Eligible Employee or, if applicable, deposited directly into an account that has been authorized by the Eligible Employee. The payment will be made as soon as administratively feasible following the expiration of the revocation period for the executed Agreement. All Severance Pay under this Plan will be treated as "wages" for the purposes of state and federal employment taxes and, as such, will be subject to withholding and other payroll taxes, as well as previously authorized deductions and such other deductions as may be required by law.

                             IV. THE CLAIMS PROCESS

A. CLAIMS FOR BENEFITS

                  Any claims concerning eligibility, participation, benefits or other aspects of this Plan must be submitted in writing and directed to the Plan Administrator. If the Plan Administrator determines that any claimant is not entitled to receive all or any part of the benefits claimed, it will mail or deliver written notice to such claimant of its determination, the reasons therefor, appropriate references to pertinent Plan provisions, and the procedure for review of this determination. Any such notice shall be provided within sixty (60) days of submission of a denied claim, unless the Plan Administrator provides the claimant with notice in writing before the end of such period that an extension of time (of no more than a single additional sixty (60) days) is required for processing such claim. This notice shall also provide the reasons for such extension, an indication of the date on which a decision is expected to be

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

made, and the decision of the Plan Administrator shall be made no later than the end of such extended period.

B. APPEAL AND REVIEW

                  An applicant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such person may, within sixty (60) days after receipt of written notice of such denial, request a review thereof. Such request must be in writing, submitted to the Plan Administrator, and must provide such information as will establish the claimant's right to the benefits in question. If, upon receipt of this further information, the Plan Administrator determines that the claimant is not entitled to the benefits claimed, it will afford the claimant, or his duly authorized representative, a reasonable opportunity to submit issues and comments in writing and to review pertinent documents. The Plan Administrator shall then render its final decision in writing, including the reasons for such decision with references to pertinent Plan provisions, within sixty (60) days after the submission of such request for review. One single additional sixty (60) day extension may be allowed the Plan Administrator if it notifies the claimant within the original sixty (60) day period that special circumstances require such extension. In such case, the Plan Administrator shall transmit its final response to the claimant no later than the end of such extended period.

                           V. MISCELLANEOUS PROVISIONS

A. TERMINATION AND CHANGES TO THE PLAN

                  The Company reserves the right to amend or otherwise change all or part of this Plan at any time, except the Company will not reduce any benefits for employees who have satisfied all conditions for eligibility prior to such amendment. Any such amendment will be adopted by formal action of the Company's President or executed by another officer authorized

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

to act by the President. The Company has the right to act at its sole discretion without prior notice or consideration to any employee with regard to such changes.

B. SUCCESSORS

                  This Plan shall bind any successor to all or substantially all of the business and/or assets of the Participating Company (whether direct or indirect, by purchase, merger, combination, consolidation or otherwise), in the same manner and to the same extent that the Participating Company would be obligated under this Plan if no succession had taken place. In the case of a transaction in which such successor would not, by the foregoing provision or by operation of law, be bound by this Plan, the Participating Company shall require such successor expressly and unconditionally to assume and agree to perform the Participating Company's obligations hereunder, in the same manner and to the same extent that the Participating Company would be required to perform if no succession had taken place.

C. INTERPRETATION OF THE PLAN

                  The Plan will be interpreted by the Plan Administrator and all Plan fiduciaries in accordance with the terms of the Plan and their intended meanings. The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, which it shall execute in its sole discretion, including, but not by way of limitation, the following powers and duties:

                  1. to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  2. to determine all questions arising in the administration of the Plan; and

                  3. to set down uniform and nondiscriminatory rules of interpretation and administration which may be modified from time to time in light of the Company's experience.

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

D. CONSTRUCTION

                  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, and not to any particular provision or section. Article and section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

E. SUMMARY PLAN DESCRIPTION

                  The Plan and the Summary Plan Description are a combined document.

                         VI. ERISA REQUIRED INFORMATION

Plan Sponsor and Plan                       Battle Mountain Gold Company
Administrator, including                    333 Clay Street, 42nd Floor
address and telephone number:               Houston, Texas   77002
                                            (713) 650-6400

Name, address and telephone                 Mr. Ivan Thompson
number of person designated as              Manager of Human Resources
agent for service of process:               Battle Mountain Gold Company
                                            333 Clay Street, 42nd Floor
                                            Houston, Texas   77002
                                            (713) 653-7216

Basis on which Plan                         January 1 - December 31, except the
records are kept:                           first plan year will begin March 1,
                                            2000

Type of Plan:                               Unfunded welfare benefit severance
                                            plan

Plan Number:                                546

EIN:                                        76-0151431

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

                         VII. STATEMENT OF ERISA RIGHTS

                  As a participant in this Plan, an employee is entitled to certain rights and protections under ERISA. ERISA provides that all participants will be entitled to:

                  - examine, without charge, at the Plan Administrator's
                    office and other specified locations, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor;

                  - obtain copies of all Plan documents and other Plan
                    information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

                  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Plan participants. No one, including the Company or any other person, may fire an employee or otherwise discriminate against an employee in any way in order to prevent an employee from obtaining a Plan benefit or exercising an employee's rights under ERISA.

                  If an employee's claim for a benefit is denied in whole or in part, the employee must receive a written explanation for the reason for the denial. The employee has the right to have the Plan Administrator review and reconsider the employee's claim. See Section IV for details.

                  Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if an employee requests certain materials from the Plan and does not receive them within 30 days, the employee may file suit in a federal court. In such a case, the court may

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description

require the Plan Administrator to provide the materials and pay the employee up to $100 a day until the employee receives them, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an employee has a claim for benefits which is denied or ignored, in whole or in part, the employee may file a suit in a state or federal court. If an employee is discriminated against for asserting his rights, the employee may seek assistance from the U.S. Department of Labor, or the employee may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the employee is successful, the court may order the person the employee has sued to pay these costs and fees. If the employee loses, the court may order the employee to pay these fees and costs; for example, if it finds the employee's claim is frivolous. If an employee has any questions about the Plan, the employee should contact the Plan Administrator. If an employee has any questions about this statement or about the employee's rights under ERISA, the employee should contact the nearest Area Office of the U.S. Labor-Management Services Administrator, Department of Labor.

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Battle Mountain Gold Company
March 2000 Severance Plan and
Summary Plan Description


                                   Schedule A

                       AGREEMENT AND RELEASE OF ALL CLAIMS